Exhibit 99.2

LSB INDUSTRIES AND STARBOARD VALUE REACH AGREEMENT REGARDING

CORPORATE GOVERNANCE AND BOARD COMPOSITION

Company to Add Five New Independent Directors: Louis Massimo,

Andrew Mittag, Marran Ogilvie, Richard Roedel and Lynn White

Announces Intention to Separate Chemicals and Climate Control Businesses

and to Explore MLP Structure for Chemicals Business Following Completion of El Dorado Facility

Expansion in 2016, Subject to Market Conditions and Board Approval

New Lead Independent Director Appointed and Independent Board Committee

to Oversee Search for President of Chemicals Business

OKLAHOMA CITY – April 27, 2015 – LSB Industries, Inc. (NYSE: LXU) (“LSB” or “the Company”), a manufacturer of chemical products for the agricultural, mining and industrial markets and a leading manufacturer of commercial and residential climate control products, today announced that it has elected Louis G. Massimo, Andrew K. Mittag, Richard Roedel, Marran H. Ogilvie and Lynn F. White to its Board of Directors. These five new independent directors, as well as incumbent directors Richard Sanders and Barry Golsen, will stand for re-election to LSB’s Board of Directors at the Company’s 2015 Annual Meeting of Stockholders. Messrs. Massimo and Mittag will fill the vacancies created by the resignations, effective today, of Gail Lapidus and Robert Henry.

If re-elected by LSB’s stockholders at the 2015 Annual Meeting, Ms. Ogilvie and Messrs. Roedel, Sanders, Golsen and White will have terms expiring at the 2018 Annual Meeting and Messrs. Massimo and Mittag will join the class of directors with terms expiring at the 2017 Annual Meeting. With these appointments, the LSB Board will expand to 13 directors, 11 of whom are independent and 9 of whom were appointed in the last 24 months.

“We are pleased to have reached this agreement with Starboard on the composition of the Board,” said Barry Golsen, Chief Executive Officer of LSB. “On behalf of the entire Board, I would like to thank Gail Lapidus and Robert Henry for their dedicated service and contributions to the Board and LSB. We look forward to working with the new independent directors.”

Mr. Golsen continued, “We remain committed to enhancing stockholder value, and we believe the improvements we are making to increase capacity and upgrade facilities will position LSB for enhanced growth and profitability. We are therefore pleased to announce our intention, once our El Dorado facility expansion projects have been completed and brought online in 2016, to the extent market conditions allow and subject to Board approval, to separate the Company’s Chemicals business from its Climate Control business and to explore an MLP structure for the Chemicals business.”

In connection with today’s announcement, LSB has entered into an agreement with Starboard Value LP (“Starboard”), which beneficially owns approximately 7.6% of the Company’s outstanding shares. Under the agreement, Starboard has agreed, among other things, not to solicit proxies or participate in any “withhold” campaign in connection with the 2015 Annual Meeting and to vote its shares in support of all of the Company’s director nominees. Starboard has also agreed to vote all of its shares in accordance with the Board’s recommendation with respect to the Company’s say-on-pay proposal, subject to the recommendation of Institutional Shareholder Services.

In addition, the responsibilities of the Strategic Committee of the Board, which was formed in June 2014, will be expanded to include an evaluation of Company’s corporate governance and management structure, related party transactions and any other governance practices of the Company deemed appropriate by the

Strategic Committee. The Strategic Committee will make recommendations to the Board based on its findings, and the Company intends to announce the Board’s decisions with respect to these recommendations concurrent with its second quarter 2015 earnings release.

The Company also agreed to form an independent Board Committee to oversee the Company’s previously announced executive search for a President of the Chemicals business; this committee will consist of Messrs. Daniel D. Greenwell, Sanders, Mittag and White. As previously announced the company is working with executive search firm Spencer Stuart to assist in the search.

The Company also announced that Mr. Greenwell was elected Lead Independent Director.

Jeff Smith, CEO of Starboard, stated, “We are pleased that we have been able to continue to work constructively with LSB to reach this agreement, and we look forward to meaningful value creation. We believe that strengthening the Board with highly experienced and independent directors will support the Company in executing on its plans to drive sales growth and profitability for the benefit of all shareholders. Louis Massimo, Andrew Mittag, and Lynn White bring substantial experience in the Chemicals and Fertilizer industries, which should help LSB as it continues its progress in turning around and significantly expanding this business. In addition, Marran Ogilvie and Richard Roedel bring vast corporate governance experience that we believe will be invaluable as the LSB Board reviews its governance practices.

Mr. Smith continued, “We believe that a separation of LSB’s two highly valuable businesses will create substantial value for all shareholders, allowing each business to fully capitalize on the opportunities available and enabling the Chemicals businesses to consider the potential value creation available through an MLP structure following the completion of the El Dorado expansion.”

Credit Suisse is serving as financial advisor to LSB and Wachtell, Lipton, Rosen & Katz and Conner & Winters, LLP are acting as legal advisors.

About Louis S. Massimo

Louis S. Massimo is a member of the Board of Directors of Calgon Carbon Corporation (NYSE:CCC), a position he has held since May 2013. Previously, Mr. Massimo served as Executive Vice President and Chief Operating Officer of Arch Chemicals (NYSE: ARJ), where he was a member of the senior leadership team and played a vital role in the successful execution and integration of all of the Company’s acquisitions since its founding in 1999. Prior to that, Mr. Massimo served as Arch Chemicals’ Executive Vice President and Chief Financial Officer. Prior to joining Arch Chemicals, Mr. Massimo served in various senior roles at Olin Corporation (NYSE: OLN), including Vice President, Controller, and Director of Corporate Accounting. While at Olin, Mr. Massimo was extensively involved in several major strategic changes, including the spin-off of Olin’s ordnance and aerospace divisions as Primex Technologies, the divestiture of its toluene diisocyanate (TDI) business and the spin-off of its specialty chemical operations as Arch Chemicals. Mr. Massimo previously served as an audit manager for KPMG Peat Marwick for 15 years. Mr. Massimo earned his Bachelor of Business Administration in accounting from Pace University and completed Duke University’s Advanced Management Program in 2000. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York and Connecticut Societies of Certified Public Accountants, and a past member of the Financial Executives Institute CT/Westchester Chapter

About Andrew K. Mittag

Andrew K. Mittag was a Director and a member of the Management Resources and Compensation Committee and Audit Committee of Interfor Corporation (TSX: IFP), a publicly traded Canadian lumber producer, from 2012 to 2015. From 2005 to 2014, Mr. Mittag served as Senior Vice President and member of the leadership team of Agrium, Inc., a global retail supplier of agricultural products and services and a leading global wholesale producer and marketer of all three major agricultural nutrients. He led Agrium’s corporate strategy and M&A group from 2005 to 2009 and in 2009 became President, Agrium Advanced Technologies a division of Agrium. From 2007 to 2012, Mr. Mittag served as a Director and a member of the Audit Committee of Hanfeng Evergreen, Inc., a Chinese fertilizer producer. At the time of Mr. Mittag’s service, Hanfeng Evergreen, Inc. was listed on the Toronto Stock Exchange. From 2009 to 2012 Mr. Mittag served as a director for Floralla, LLC, a private fertilizer distribution company. From 2009 to 2013, Mr. Mittag was a director of Alida, LLC, a privately held fertilizer distribution company. From 2012 to 2013, Mr. Mittag was a director of Culex Environmental, a private company focused on mosquito control. Mr. Mittag received a Bachelor of Arts from Hamilton College and was awarded an MBA from Columbia University.

About Marran H. Ogilvie

Marran Ogilvie has 20 years of executive management experience and a demonstrable track record across a diverse set of business environments, including start-up, rapid growth, turnaround, merging, regulated and international businesses. Mrs. Ogilvie has served as a COO, General Counsel, Chief of Staff, public company board member, creditors committee member, and top operating executive. Mrs. Ogilvie currently serves on the boards of directors of Seventy Seven Energy Inc. (NYSE: SSE), The Korea Fund, Inc. (NYSE: KF) and ZAIS Financial Corp. (NYSE: ZFC). Mrs. Ogilvie previously served on the Creditors Committee of Lehman Brothers International and currently serves as an advisor to the committee. Mrs. Ogilvie also previously served on the board Southwest Bancorp Inc. (NASDAQ: OKSB). Mrs. Ogilvie’s operating roles included Chief Operating Officer of Ramius, LCC, where she executed a merger with Cowen Group, Inc. (NASDAQ: COWN), and served as Chief of Staff of Cowen. Mrs. Ogilvie received a BA from the University of Oklahoma and a J.D. from St. John’s University School of Law.

About Richard W. Roedel

Richard W. Roedel is a director of Lorillard, Inc. (NYSE: LO), Chairman of Lorillard’s Audit Committee, a director and member of the Audit Committee and Chairman of the Risk Committee of IHS, Inc. (NYSE: IHS), a director and member of the Audit Committee of Six Flags Entertainment Corporation (NYSE: SIX), and a director and non-executive chairman of Luna Innovations Incorporated (NASDAQ: LUNA). From 1985 through 2000, Mr. Roedel was employed by the accounting firm BDO Seidman LLP, the United States member firm of BDO International, as an Audit Partner, being promoted in 1990 to Managing Partner in Chicago, and then to Managing Partner in New York in 1994, and finally in 1999 to Chairman and Chief Executive. Mr. Roedel joined the Board of Directors of Take-Two Interactive Software, Inc. (NASDAQ: TTWO), a publisher of video games, in November 2002 and served in various capacities with that company through June 2005 including Chairman and Chief Executive Officer. Mr. Roedel served on the Boards of Directors of Brightpoint, Inc. (NASDAQ: CELL) from 2002 to 2012 and Sealy Corporation (NYSE: ZZ) from 2006 to March 2013. He also served as a director and chairman of the audit committee of Broadview Network Holdings, Inc., a private company, until 2012. Mr. Roedel was appointed to the Public Accounting Oversight Board’s Standing Advisory Group for a three-year term commencing January 1, 2014. He is also a director of the Association of Audit Committee Members, Inc., a non-profit association of audit committee members dedicated to strengthening the audit committee by developing best practices. Mr. Roedel is a certified public accountant.

About Lynn F. White

Lynn F. White is the founder and Managing Director of Twemlow Group, LLC, a consulting firm established in January 2008. From January 2008 to June 2009 and January 2013 to present, as Twemlow Group’s Managing Director, Mr. White has provided strategic, organizational, and product development counsel to agriculture-related businesses. Mr. White also currently serves as Vice Chair of the Dean’s

Advisory Council of the College of Agriculture, Food and Environmental Sciences at California Polytechnic State University, San Luis Obispo. From June 2009 through December 2012, Mr. White served as Vice President, Corporate Development of CF Industries Holdings, Inc. (NYSE: CF), one of the world’s largest manufacturers and distributors of nitrogen and phosphate fertilizer products. At CF Industries, Mr. White was responsible for external growth initiatives, including mergers and acquisitions and organic efforts; new product development; leading the integration of the $4.6 billion acquisition of Terra, Inc., and as a member of the senior leadership team, corporate strategy. He also served as Non-executive Chairman of GrowHow UK Limited, the leading British nitrogen fertilizer producer, and as a director of KEYTRADE AG, a major Switzerland-based fertilizer trading firm. From 2005 to 2007, Mr. White was the President, John Deere Agri Services of Deere & Co., a global supplier of equipment and services to agriculture, construction, forestry, and landscape markets. From 2000 to 2005, Mr. White served as the Vice President, Global AgServices of Deere & Co. From 1997 to 1999, Mr. White was Senior Vice President, Corporate Development of IMC Global, Inc. (n/k/a Mosaic, Inc.), and from 1979 to 1996, Mr. White served in a variety of leadership positions in the US and Europe at FMC Corporation, a producer of chemicals and machinery. Mr. White holds a BA in History with Highest Honors from California Polytechnic State University, San Luis Obispo and an MBA in Finance and Multinational Enterprise from the Wharton Graduate School of Business at the University of Pennsylvania.

About LSB Industries, Inc.

LSB is a manufacturing and marketing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils and modular geothermal chillers, and large custom air handlers.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “believes”, “expects”, “intends”, “anticipates”, “plans to”, “estimates”, “projects”, “should” or similar expressions, including, without limitation, statements regarding enhancing stockholder value, enhanced growth and profitability, expanding the Chemicals business, El Dorado expansion projects completed and brought online in 2016, and matters relating to the 2015 Annual Meeting. Actual results may differ materially from the forward-looking statements as a result of various future events, including, without limitation, the various factors described in the “Special Note Regarding Forward-Looking Statements” and the “Risk Factors” contained in our most recent Form 10-K for year ended December 31, 2014. These forward-looking statements speak only as of the date of this press release, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Tony M. Shelby, Chief Financial Officer

(405) 235-4546

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Mark Behrman, Senior Vice President

(405) 235-4546 x11214

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